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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-14617), Post-Effective Amendment No. 2 to Registration Statement No. 33-55153 and Post-Effective Amendment No. 4 to Registration Statement No. 33-44327 (collectively, the "Registration Statements"), of our report dated March 15, 1996, on our audits of the financial statements and financial statement schedule of El Paso Natural Gas Company (the "Company") as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993, which report is included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to (i) the reference to our firm under the caption "Experts" in the Registration Statements and (ii) the incorporation by reference into the Registration Statements of our reports and the references to our firm which appear in the Company's Preliminary Schedule 14A, as amended (File No. 1-
2700), filed as Exhibit 99 to the Company's Report on Form 8-K, dated October 22, 1996.

                                          Coopers & Lybrand L.L.P.

El Paso, Texas
October 31, 1996